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                                                                     EXHIBIT 2.6

          SHAREHOLDER AGREEMENT (this "Agreement") dated as of June 16, 1998, among Infoseek Corporation, a California Corporation ("Parent", which term shall include Infoseek Corporation, a Delaware corporation and wholly-owned subsidiary of Parent formed for purposes of consummating the transactions contemplated hereby ("HoldCo")), and the individual listed on the signature page hereto ("Shareholder").

     WHEREAS, Parent, HoldCo, Disney Enterprises, Inc., a Delaware corporation ("DEI"), and Starwave Corporation, a Washington corporation (the "Company"), have entered into an Agreement and Plan of Reorganization dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of a wholly owned subsidiary of Parent with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, as of the date hereof Shareholder beneficially owns the number of shares of common stock of the Company ("Company Common Stock") set forth opposite his name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as "Subject Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that certain shareholders of the Company including Shareholder enter into voting agreements with Parent, each of which is together with each other a single agreement.


     NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:


     1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder hereby represents and warrants to Parent as of the date hereof in respect of himself as follows:


          (a) AUTHORITY. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not,
(i) conflict with, or result in any violation of, or default (with or without notice of lapse of time or both) under any provision of any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease

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or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree, applicable to the Shareholder or to the Shareholder's property or assets, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of the Shareholder's properties or assets, including the Subject Shares. If the Shareholder is married, and the Shareholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which the Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.


          (b) THE SUBJECT SHARES. The Shareholder is the beneficial owner of, and on or prior to the date hereof will be the record owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any Liens whatsoever. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Shareholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.


     2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Shareholder that:


          (a) AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provisions of, the Articles of Incorporation or Bylaws of Parent, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to the Parent or the Parent's property or assets.

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          (b) EXCHANGE PROCEDURES.  At the Effective Time, each share of Company
Capital Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided for in the Merger Agreement, that number of shares of Parent Common Stock equal to the Exchange Ratio. The "Exchange Ratio" shall equal the quotient obtained by dividing (i) 28,138,000 by (ii) the sum of (x) the aggregate number of Total Outstanding Company Shares and (y) the aggregate number of shares of Company Capital Stock subject to Company Options outstanding as of the Effective Time.

       3. COVENANTS OF SHAREHOLDER WITH RESPECT TO THE MERGER AND ANY COMPETING TRANSACTION. Subject to Section 7, Shareholder agrees as follows:


          (a) Without in any way limiting the Shareholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a Shareholder vote, consent or other approval (including by written consent), at any meeting of the Shareholders of the Company called upon to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof):


          (i) in favor of the Merger, the approval and adoption by the Company of the Merger Agreement and approval of the other transactions contemplated by the Merger Agreement; and


          (ii) against (A) any merger agreement or merger (other than the Merger and the Merger Agreement), consolidation, combination, sale of substantial assets, sale or issuance of securities of the Company or its subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Company or its subsidiaries and (B) any amendment of the Company's Articles of Incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, nullify or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or by this Agreement.


          (b) The Shareholder shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares.

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          (c) The Shareholder, and any beneficiary of a revocable trust for which the Shareholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate the Shareholder's right to vote the Subject Shares on behalf of such trust in accordance with this Agreement.


          (d) Shareholder shall cause this Agreement to be filed with the Secretary of the Company.


          (e) Subject to Section 7, Shareholder shall not transfer, sell or otherwise dispose of any Subject Shares.


          (f) Each Certificate representing Subject Shares now or hereafter owned by Shareholder shall be endorsed with a legend conspicuously noting the existence of this Agreement, until such time as this Agreement is terminated.


     4.   GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

          (a) Without in any way limiting the Shareholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval (including by written consent), Shareholder hereby irrevocably grants to, and appoints, Harry M. Motro and Leslie E. Wright, in their respective capacities as officers of Parent, any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of adoption of the Merger Agreement and the Merger.


          (b) The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.


          (c) The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section RCW 23B.07.220 of the laws of the State of Washington (the "WCL").

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     5.   CERTAIN EVENTS.  The Shareholder agrees that this Agreement and the obligations hereunder shall attach to Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by the Shareholder, the number of Subject Shares listed in Schedule A beside the name of the Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by the Shareholder.


     6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Shareholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Shareholder, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


     7. TERMINATION. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of (i) 180 days from the date of this Agreement, (ii) effectiveness of the Merger or (iii) termination of the Merger Agreement other than pursuant to Section 8.1(j) of the Merger Agreement.


     8.   GENERAL PROVISIONS.


          (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.


          (b) NOTICE. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 9.1 of the Merger Agreement and to the Shareholder at his respective address set forth on the Company's stock ledger (or at such other address for a party as shall be specified by like notice).

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          (c) INTERPRETATION.  When a reference is made in this Agreement to a
Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".


          (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.


          (e) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein including all of the voting agreements referenced herein between the shareholders of the Company and Parent) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


          (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.


     9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically, as provided by RCW 23B.07.310, the terms and provisions of this Agreement in any court of the United States located in the State of Washington or in a Washington state court, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of Shareholder set forth in Section 1(b) hereof shall be subject to the foregoing provisions of this
Section 9. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any court of the United States located in the State of California or any California court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action related to this Agreement or the transactions contemplated hereby in any court other than a court of the United States located in the State of California or a California court and (iv) waives any right to

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trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.


     10. PUBLIC ANNOUNCEMENTS. Except as required by law, no Shareholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent.


     11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and Shareholder has signed this Agreement, all as of the date first written above.


                                    "PARENT"


                                    INFOSEEK CORPORATION



                                    By:______________________________________
                                    Name:  Harry M. Motro
                                    Title: President and Chief
                                           Executive Officer




                                    "SHAREHOLDER"




                                    _________________________________________
                                    Name:

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                                  SCHEDULE A


                          SCHEDULE OF SHARE OWNERSHIP



          Curt Blake                     421,876

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                                  SCHEDULE A


                          SCHEDULE OF SHARE OWNERSHIP


          Michael Slade                  1,668,752

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                                  SCHEDULE A


                          SCHEDULE OF SHARE OWNERSHIP


          Patrick Naughton               219,000

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                                  SCHEDULE A


                          SCHEDULE OF SHARE OWNERSHIP


          Tom Phillips                   356,100

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                    ACKNOWLEDGMENT AND AGREEMENT OF SPOUSE


     The undersigned, being the spouse of _____________, acknowledges that she has read and understands the terms of this Shareholder Agreement and hereby agrees to be bound by the terms hereof to the extent she has a community property or other interest in the Subject Shares.




                                    ________________________________________
                                    Name:

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